===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Mead Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF MEAD]




The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463



March 8, 2000



To the Holders of Common Shares:



The Annual Meeting of Shareholders of The Mead Corporation will be held at the Frederick C. Smith Auditorium, Building 12, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 27, 2000 at 11:00 a.m. Formal Notice of the Meeting and Proxy Statement accompany this letter.

Promptly signing and returning your proxy or voting your proxy by telephone will assure the presence of a quorum at the meeting and minimize the cost of the proxy solicitation. A postage paid envelope is enclosed for your convenience in replying.

Very truly yours,


/s/ Jerry
Jerome F. Tatar
Chairman of the Board

[LOGO OF MEAD]




Notice of Annual
Meeting of Shareholders

The Mead Corporation                                 Dayton, Ohio
Mead World Headquarters                              March 8, 2000
Courthouse Plaza Northeast
Dayton, Ohio  45463


To the Holders of Common Shares of
THE MEAD CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Mead Corporation will be held at the Frederick C. Smith Auditorium, Building 12, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 27, 2000 at 11:00 a.m., for the following purposes:

      1.  To elect twelve directors for a term of one year;

      2. To transact such other business as may properly come before the meeting or any adjournment.

The close of business on March 1, 2000 has been fixed as the record date for the determination of the shareholders entitled to notice and vote at the Annual Meeting and any adjournment. The stock transfer books will not be closed.

Please complete, sign, date and return the enclosed proxy or vote your proxy by telephone promptly so that we may have the fullest expression possible of the wishes of the shareholders.

By order of the Board of Directors
Sue K. McDonnell
Secretary

[LOGO OF MEAD]




Proxy Statement
For 2000 Annual Meeting

The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

March 8, 2000

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Mead Corporation ("Mead") of proxies to be used at the Annual Meeting of Shareholders to be held on April 27, 2000 and any adjournment. The close of business on March 1, 2000 was fixed as the record date for the determination of the holders of Common Shares entitled to notice and vote.
There were outstanding on the record date 102,791,099 Common Shares.

The holders of Common Shares are entitled to one vote per share upon all matters described in the Notice of the Annual Meeting.

A shareholder signing and returning a proxy or voting a proxy by telephone has the power to revoke the proxy at any time prior to its exercise by giving notice to Mead in writing or in open meeting, but without affecting any vote previously taken. Beneficial owners who hold their shares in street name may not be able to revoke their proxies in person at the Annual Meeting because the shareholders of record who have the right to cast the vote may not be present. An owner should contact their broker or other agent before the Annual Meeting if beneficial owners wish to change their proxy after returning voting instructions. Unless revoked, the shares represented by the proxy will be voted as stated in the proxy.

Election of Directors
Mead's Regulations provide for the annual election of directors. At the 2000 Annual Meeting, the terms of John G. Breen, Duane E. Collins, William E. Hoglund, James G. Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Charles S. Mechem, Jr., Heidi G. Miller, Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson expire, and in accordance with a recommendation of the Board of Directors and its Nominating & Organization Committee, each of them will stand for re-election to a new one-year term expiring at the Annual Meeting in 2001.

John C. Bogle, a member of the Board of Directors for 22 years, has reached retirement age for members of the Board and will retire from the Board on the date of the Annual Meeting.

The business experience and other information concerning the nominees for director are described on pages 3 through 6.

Directors are elected by a plurality of the votes cast. Abstentions and nonvotes are not considered. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the twelve nominees and on such other business as may properly come before the meeting or any adjournment. The holders of the proxies may, in their discretion, vote for a substitute nominee(s) designated by the directors in the event that any nominee becomes unable to serve for any reason presently unknown. Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the Annual Meeting, that the shareholder wants the voting at the election of directors to be cumulative, and if an announcement of the giving of the notice is made upon the convening of the meeting by or on behalf of the shareholder giving the notice, then the directors will be elected by cumulative voting. In such event, each shareholder has the right to give one candidate a number of votes equal to the number of directors then being elected multiplied by the number of the shareholder's shares, or to distribute the shareholder's votes on the same principle among two or more candidates. In the event of cumulative voting for directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the proxyholders discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them in favor of any one or more of the nominees as the persons named in the enclosed proxy determine. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should specify the desire on the form of proxy or through direction by telephone.

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2001
--------------------------------------------------------------------------------

John G. Breen        Mr. Breen is Chairman and a Director of The Sherwin-
                     Williams Company. He was also Chief Executive Officer from
                     1979 through October 1999.

                     Age: 65

                     Director Since: 1986

                     Committees:
                     Compensation, Corporate Objectives, Executive, Finance, Nominating & Organization

                     Other Directorships:
                     National City Corporation, Parker-Hannifin Corporation and The Goodyear Tire & Rubber Company

Duane E. Collins     Mr. Collins is Chairman, Chief Executive Officer and a
                     Director of Parker Hannifin Corporation.

                     Age: 63

                     Director Since: 1999

                     Committees:
                     Audit, Corporate Objectives, Corporate Responsibility, Nominating & Organization

                     Other Directorships:
                     National City Corporation and Sherwin-Williams Company

William E. Hoglund   Mr. Hoglund retired as Director and Executive Vice
                     President, Corporate Affairs and Staff Support Group of
                     General Motors Corporation in 1995.

                     Age: 65

                     Director Since: 1993

                     Committees:
                     Corporate Objectives, Corporate Responsibility, Executive, Finance, Nominating & Organization

                     Other Directorships:
                     Detroit Diesel Corporation and Capital Automotive REIT

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2001
--------------------------------------------------------------------------------

James G. Kaiser      Mr. Kaiser is Chairman, Chief Executive Officer and a
                     Director of Avenir Partners, Inc. Prior to that, he was President and Chief Executive Officer of Quanterra
                     Incorporated from 1990 to 1996.

                     Age: 57

                     Director Since: 1995

                     Committees:
                     Corporate Objectives, Corporate Responsibility, Finance, Nominating & Organization

                     Other Directorships:
                     The Stanley Works, Sunoco, Inc. and Kaiser Services L.L.C.

Robert J. Kohlhepp   Mr. Kohlhepp is a Director of Cintas Corporation and has
                     been Chief Executive Officer since 1995.

                     Age: 56

                     Director Since: 1998

                     Committees:
                     Audit, Corporate Objectives, Corporate Responsibility, Nominating & Organization

John A. Krol         Mr. Krol retired as Director and Chairman of E.I. du Pont
                     de Nemours and Company in December 1998. He was Chief
                     Executive Officer from 1995 through January 1998. Prior to that, he was Vice Chairman from April 1992 through September 1995. He was also President from 1995 through
                     October 1997.

                     Age: 63

                     Director Since: 1994

                     Committees:
                     Corporate Objectives, Corporate Responsibility, Executive, Finance, Nominating & Organization

                     Other Directorships:
                     Armstrong World Industries, Inc., J. P. Morgan and Milliken & Company Inc.

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2001
--------------------------------------------------------------------------------

Susan J. Kropf          Ms. Kropf is a Director of Avon Products, Inc. since
                        March 1998 and is Chief Operating Officer of North
                        America and Global Business Operations since December
                        1999. Prior to that, she was Executive Vice President and President, North America since March 1998. Prior to that, she was Executive Vice President and President, Avon U.S., since March 1997. Prior to that, she was Senior Vice President of Avon Products, Inc. and
                        President, New and Emerging Markets since July 1996.
                        Prior to that, she was Senior Vice President - Global
                        Product and Business Development from 1994 to July 1996.

                        Age: 51

                        Director Since: 1996

                        Committees:
                        Audit, Compensation, Corporate Objectives, Nominating & Organization

                        Other Directorships:
                        Green Point Financial Corporation

Charles S. Mechem, Jr.  Mr. Mechem is Chairman and a Director of Convergys
                        Corporation. Prior to that, he was Chairman of Cincinnati Bell Inc. from 1996 through 1998. Prior to that, he was Commissioner of the LPGA from 1991 through 1995. He was also Chairman of United States Shoe Corporation from April 1993 through May 1995.

                        Age: 69

                        Director Since: 1976

                        Committees:
                        Compensation, Corporate Objectives, Executive, Finance, Nominating & Organization

                        Other Directorships:
                        Ohio National Life Insurance Company, J.M. Smucker Company, The Arnold Palmer Golf Company and Myers Y. Cooper Company

Heidi G. Miller         Ms. Miller is Senior Executive Vice President, Chief
                        Financial Officer and a Director of Priceline.com since
                        February, 1999. Prior to that, she was Executive Vice
                        President and Chief Financial Officer of Citigroup, Inc.
                        from 1998 to February 1999. Prior to that, she was Executive Vice President and Chief Financial Officer of
                        Travelers Group from 1994 to 1998.

                        Age: 46

                        Director Since: 1999

                        Committees:
                        Compensation, Corporate Objectives, Finance, Nominating & Organization

                        Other Directorships:
                        General Mills

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2001
--------------------------------------------------------------------------------

Lee J. Styslinger, Jr.  Mr. Styslinger is Chairman and a Director of ALTEC
                        Industries, Inc.

                        Age: 66

                        Director Since: 1992

                        Committees:
                        Audit, Compensation, Corporate Objectives, Executive, Nominating & Organization

                        Other Directorships:
                        Global Rental Company, Jemison Investment Company and Regions Financial Corporation

Jerome F. Tatar         Mr. Tatar is Chairman, President and Chief Executive
                        Officer of Mead. Prior to November 1997, he was
                        President and Chief Operating Officer. Prior to April
                        1996, he served as Vice President - Operating Officer.

                        Age: 53

                        Director Since: 1996

                        Committee:
                        Executive

                        Other Directorships:
                        Robbins & Myers, Inc. and National City Corporation

J. Lawrence Wilson      Mr. Wilson retired as Director, Chairman of the Board
                        and Chief Executive Officer of Rohm and Haas Company in
                        1999.

                        Age: 64

                        Director Since: 1997

                        Committees:
                        Audit, Compensation, Corporate Objectives, Nominating & Organization

                        Other Directorships:
                        Cummins Engine Company, The Vanguard Group of Mutual Funds and AmeriSource Health Corporation

Certain Information Concerning the Board of Directors

There were eight meetings of the Board of Directors during 1999. The seven standing committees of the Board and the number of meetings of each committee during 1999 follow:

                                                          Number of
      Committee                                           Meetings
      ---------                                           ---------

Audit                                                        3
Compensation                                                 3
Corporate Objectives                                         3
Corporate Responsibility                                     2
Executive                                                    0
Finance                                                      2
Nominating & Organization                                    2

The Chairman of the Board and Chief Executive Officer serves as an ex-officio, nonvoting member of all standing committees, other than the Executive Committee.

Duties and Members
Each standing committee of the Board of Directors is composed of directors who are not employed by Mead, except the Executive Committee. The duties of each committee and the membership following the Annual Meeting are as follows:

The Audit Committee recommends annually to the Board for its approval the engagement of the independent certified public accountants, verifies and assures their independence, reviews the professional services they provide, reviews the fees charged for audit and non-audit services, reviews the broad scope of the internal and external audit programs, and reviews with the independent certified public accountants, at the completion of their audit, Mead's financial statements and matters relating to the audit.

Members: Styslinger (chair), Collins, Kohlhepp, Kropf, Wilson
-------

The Compensation Committee is charged with the broad responsibility for assuring that officers and key management personnel are effectively compensated in terms which are internally equitable and externally competitive. The Committee authorizes the compensation of officers and senior management and recommends to the Board the compensation of the Chairman of the Board and the President and reviews the salaries of other key executives, reviews executive compensation policies and recommends modifications in existing retirement or benefit plans. The Committee also approves grants under and administers Mead's stock option and restricted stock plans.

Members: Breen (chair), Kropf, Mechem, Miller, Styslinger
-------

The Corporate Objectives Committee is charged with reviewing Mead's objectives and strategies and evaluating management's recommendations for long-term growth and profitability. The Committee also makes recommendations to the full Board with regard to specific proposals by management of major strategic importance, including acquisitions. The Committee monitors growth programs to measure progress and reviews the potential impact of economic and technological trends on operations.

Members: Hoglund (chair), Breen, Collins, Kaiser, Kohlhepp, Krol, Kropf, Mechem,
-------
         Miller, Styslinger, Wilson

The Corporate Responsibility Committee is charged with questioning and evaluating Mead's plans and responses relating to changing needs and concerns of those major constituencies (both internal and external) which can be expected to judge Mead's behavior and social performance.

Members: Krol (chair), Collins, Hoglund, Kaiser, Kohlhepp
-------

The Executive Committee is empowered under Ohio law to exercise the full authority of the Board, except as to matters not delegable. However, in practice, there are no scheduled meetings of this Committee and such powers would be exercised only in special situations.

Members: Tatar (chair), Mechem (vice chair), Breen, Hoglund, Krol, Styslinger,
-------
         Wilson

The Finance Committee is charged with overseeing Mead's financial affairs and recommending those financial actions and policies that are most appropriate to accommodate Mead's strategic and operating strategies while maintaining a sound financial condition. The Committee reviews programs designed to inform, maintain and improve shareholder and financial community relations.

Members: Wilson (chair), Breen, Hoglund, Kaiser, Krol, Mechem, Miller
-------

The Nominating & Organization Committee has as its principal concerns the nomination of candidates to the Board, the development of criteria and evaluation of the performance of the Chief Executive Officer, organizational development, and review of shareholder proposals and suggestions. The Committee also furnishes its evaluation of the Chief Executive Officer to the Compensation Committee and reviews the compensation set by the Compensation Committee to ensure it appropriately relates to shareholder value.

Members: Mechem (chair), Breen, Collins, Hoglund, Kaiser, Kohlhepp, Krol, Kropf,
-------
         Miller, Styslinger, Wilson

Mead's Regulations require nominations for the Board from any shareholder to be delivered not less than 50 nor more than 75 days prior to the meeting of the shareholders to which the nomination relates, and to contain specified information about the nominee and the shareholder making the nomination. In addition to any nominations made under Mead's Regulations, the Nominating & Organization Committee will consider other suggestions for nominations to the Board as may be offered by shareholders. Such suggestions for nominations should be submitted to Sue K. McDonnell, Secretary. Directors are selected on the basis of recognized achievements and their ability to bring essential skills and experience to the deliberations of the Board.

Directors who were not employees in 1999 received $24,000 as an annual payment for services as a director, $1,500 per meeting for attendance at meetings of the Board, and $1,200 per meeting for attendance at committee meetings of the Board. Directors who are Mead employees are not compensated for their services as directors. In 1999 each director, other than Mr. Styslinger, attended 75% or more of the Board and committee meetings. Mr. Styslinger attended 74% of the meetings.

Mead has a deferred compensation plan for non-employee directors by which receipt of compensation for Board service, together with a credited return thereon, may be deferred until after termination of service.

Non-employee directors received restricted shares from Mead in 1999. The 1987 Restricted Stock Plan was amended in 1996 by shareholders to provide for annual grants of Common Shares determined by formula. The automatic annual grant to non-employee directors as of January 1, 1999 equaled $13,105.99. Non-employee directors first elected after January 1 during 1999 received an automatic annual grant which equaled $13,092.19. The Plan also permits directors under certain conditions to defer a portion of their cash retainer in the form of restricted shares.

Non-employee directors received stock options from Mead in 1999. The 1996 Stock Option Plan approved by shareholders provides for automatic grants of non-qualified options to non-employee directors calculated by a formula. Each non-employee director as of January 3, 1999 received a grant of options to purchase 680 shares for an aggregate exercise price of $19,550 (the market value on the date of grant). Non-employee directors first elected after January 3 during 1999 received a grant of options to purchase 600 shares for an aggregate exercise price of $24,937.50 (the market value on the date of grant).

Securities Ownership
Set forth in the following table is information as of January 25, 2000 with respect to the number of Common Shares beneficially owned by each director, each of the named executive officers, and by all directors and executive officers as a group.

A person is considered to "beneficially own" any shares: (i) over which the person exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of stock options).

Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared with the owner's spouse or children.

                         Ownership of Mead Common Shares
                         -------------------------------
                          as of January 25, 2000/(1)/

                                                                Number of Shares
                                                                 Owned Including                  Number of
                                                                  Option Shares                 Option Shares
                                                                   Which May                      Which May
     Name of                                                      be Acquired                    be Acquired
     Beneficial Owner                                          Within 60 Days/(1)/            Within 60 Days/(2)/
     ----------------                                          -------------------            -------------------
     John C. Bogle............................................      12,130                           2,560
     John G. Breen............................................      12,130                           2,560
     Duane E. Collins.........................................       2,630                             -0-
     William E. Hoglund.......................................      10,182                           2,560
     James G. Kaiser..........................................       6,666                           2,560
     Elias M. Karter..........................................     291,723                         254,096
     Robert J. Kohlhepp.......................................       3,413                           1,280
     John A. Krol.............................................       6,759                           2,560
     Susan J. Kropf...........................................       6,796                           2,560
     Raymond W. Lane..........................................     288,348                         252,722
     Charles S. Mechem, Jr....................................      15,258                           2,560
     Heidi G. Miller..........................................       2,069                             -0-
     Wallace O. Nugent........................................     206,468                         169,900
     A. Robert Rosenberger....................................      73,682                          70,300
     Lee J. Styslinger, Jr....................................      47,870                           2,560
     Jerome F. Tatar..........................................     641,322                         584,858
     J. Lawrence Wilson.......................................       6,884                           1,940
     _____________________

     All directors, nominees
     and executive officers as
     a group (21 persons)....................................      1,935,963                     1,632,632

     ____________________

(1) Includes shares granted under Mead's Restricted Stock Plan, Dividend Reinvestment Plan and shares held in the named executive's common stock account as of December 31, 1999 in the Mead 401(k) Plan. The named executives may vote and direct the disposition of shares in their account, except with respect to disposition to the extent shares constitute Mead matching shares.

(2) Amounts are included in the column entitled "Number Beneficially Owned Including Option Shares Which May be Acquired Within 60 Days".

As of January 25, 2000, the number of shares beneficially owned (excluding option shares which may be acquired within 60 days) (i) by the directors and executive officers as a group was less than 1% of outstanding, and (ii) by all directors and executive officers individually was less than 1% of outstanding.

The following table describes certain information with respect to persons known to Mead to be beneficial owners of more than five percent of the outstanding Common Shares:

                                                                               Percent of Common
                                                Number of Common Shares        Shares Outstanding
Name and Address of Beneficial Owners             Beneficially Owned           as of Recent Date
-------------------------------------           -----------------------        ------------------
Sanford C. Bernstein & Co., Inc.                     8,680,103/(1)/                       8.50%
 767 Fifth Avenue, New York, New York 10153

The Prudential Insurance Company of America
 751 Broad Street, Newark, New Jersey 07102-3777     7,249,585/(2)/                       7.06%

Morgan Stanley Dean Witter & Co.
 1585 Broadway, New York, New York 10036             6,600,260/(3)/                       6.43%

(1)  Source:  Schedule 13G dated February 8, 2000, filed by beneficial owner with the SEC.
(2)  Source:  Schedule 13G dated January 31, 2000, filed by beneficial owner with the SEC.
(3)  Source:  Schedule 13G dated February 4, 2000, filed by beneficial owner with the SEC.

Report of Compensation Committee on Executive Compensation

The Compensation Committee is currently comprised of six Directors of the Board who are not employees of the company. This Committee is responsible for setting competitive compensation structures and approving payout levels for officers and senior management.

Mr. Tatar, Chairman of the Board, President and Chief Executive Officer, serves as an ex-officio, nonvoting member of the Board's standing committees, including the Compensation Committee. He was not present during any discussion of his compensation.

Mead's executive compensation structure is based on competitiveness within Mead's business environment. The actual compensation levels delivered to executives are designed to directly link to the financial performance of the company; align the interests of the executives with company performance, thus increasing shareholder value; to attract, retain and motivate executive talent; and provide a balanced total compensation package that recognizes the individual contributions of the executive and the business results of the company.

Base Pay
--------

Salary range midpoints are set to approximate those midpoints of industrial companies of similar size to Mead, as annually reported in the Hay Industrial Management USA survey, representing approximately 375 parent organizations and 575 independent operating units of all types of industrial employers in the United States (the "Hay Competition"). Around these midpoints for each salary grade is an established salary range, characterized by a defined minimum and maximum.

Actual salaries paid to executives are targeted to be competitive with the average salaries for that same survey group, with a particular comparison to a selected group of Forest Product company competitive peers. These peers (the "FP Peers") are Boise Cascade Corporation, Bowater Incorporated, Champion International Corporation, Consolidated Paper Corporation, Georgia-Pacific Corporation, International Paper Company, Potlatch Corporation, Smurfit Stone Container Corporation, Temple-Inland Inc., Westvaco Corporation, Weyerhaeuser Company, and Willamette Industries, Inc.

Salary increases for the executive group as a whole are determined primarily by a review of Mead's competitive position relative to the Hay Competition, and an assessment of competitive salary increase movement for the upcoming year. The salary increase for each named executive officer is determined by individual performance, influenced to a minor degree by that individual's position in the salary range. A fundamental basis of Mead's compensation philosophy is to deliver moderate salary increases in favor of incentive payouts that reward for the performance of the company and the contribution of the executive.

Mr. Tatar's 1999 salary reflects a first time increase since promotion to Chief Executive Officer. The salary was set by the Board on the basis of an assessment of his strength in leadership of the Corporation. Mr. Tatar's salary remains below the salary midpoint for his position and below the level of the Hay Competition.

The salaries of the other named executives remain well below the Mead midpoint for their respective grades, and also lag the Hay Competition.

Annual Incentives
-----------------

Annual incentive targets are set at levels that achieve a combined salary midpoint plus incentive target that equals actual competitive average base salaries plus annual bonuses, as determined by an analysis of the total cash compensation paid by the Hay Competition.

Actual incentive payouts are determined under Mead's Corporate Annual Incentive Plan which is funded by a comparison of Mead Return on Total Capital ("ROTC") to both the FP Peers (as measured in the Value Line Report) and also to the company's cost of capital. The Mead ROTC comparison to the ROTC of each of the FP Peers and to the company's cost of capital is weighted equally.

Mead's financial performance for 1999 improved from 1998 levels, reflecting the general trend in the paper and forest products industry. For incentive purposes, Mead's 1999 operating ROTC of 6.4% excludes the effect of a number of strategic actions, such as the divestiture of the Northwood, Inc. joint venture, the acquisition of At-A-Glance, and the restructuring of the Rumford Specialty business line. As a result of this financial performance, the 1999 annual incentives for all named executives, including Mr. Tatar, were below target levels, and since the improvement in Mead's financial performance was exceeded by the improvement of the FP Peer group, the level of annual incentive payment decreased from 1998. The payout was delivered as 100% cash to all participants except Mr. Tatar. The Board of Directors required that Mr. Tatar defer 100% of his annual incentive payout until retirement.

Long-Term Incentives
--------------------

The Compensation Committee believes that a significant portion of senior executive compensation must reflect the desire for sustained operational excellence, reward competitive long-term financial results, and be linked to the returns realized by shareholders. Thus, a major portion of the compensation package reflects awards for long-term results. Mead's long-term compensation can be delivered in three plans:

     .  Performance Unit Plan
     .  Restricted Stock Plan
     .  Stock Option Plan

The Corporate Long-Term Incentive Plan (the "LTIP") is a performance unit plan that provides long-term incentive awards for attaining shareholder value at or above the median of the FP Peers and is adjusted for a comparison of Mead total shareholder return ("TSR") to that of the S&P 500 Index of companies. The plan compares relative TSR over a two year period.

For the two-year performance period ending December 31, 1999, Mead's TSR was third relative to the TSR of its twelve FP Peers, and exceeded the S&P 500 Index TSR. The resulting payout determined by the LTIP to all the named executives was well above target levels. For all participants, excluding Mr. Tatar, the payout was delivered as a minimum of 25% restricted stock, with the balance in cash. The payout to Mr. Tatar consisted of $150,000 in restricted stock, $252,700 in cash, with a mandatory deferral of the balance until retirement.

Restricted stock with a minimum of six-month restrictions may be granted to encourage retention of key executives, or in lieu of payment of cash incentives, or for any other reason consistent with the purposes of Mead's Restricted Stock Plan. Restricted shares are granted at market prices. As indicated previously, a portion of the LTIP payout was delivered as restricted stock to all named executives, including Mr. Tatar.

Stock option grants are based on competitive practices of the Hay Competition (rather than Mead's past corporate performance), are granted at market price and cannot be exercised for one year. The objective of stock option grants is to incent future company performance, rather than to reward for past contribution. Mead also believes that granting stock options to senior management further aligns their interests with shareholders.

The size of annual option grants is based on the grade level of each recipient. Generally, the number of options granted increases approximately 30% with each grade level increase. Significant discretionary adjustments (plus or minus 30%) are made to grants to recognize the future potential of the individual.

For 1999, Mr. Tatar received a grant of 135,000 stock options, which the Compensation Committee believed appropriate with respect to the size of competitive grants for Mr. Tatar's grade level.

Stock Ownership Guidelines
--------------------------

It is believed that executives are more significant contributors to the success of the business if they have a significant ownership position in the organization. The Compensation Committee believes the design of Mead's executive compensation plans deliver adequate opportunity for each executive to acquire Mead shares. For the named executive officers, the company has established guidelines that define a level of stock ownership that each executive is expected to achieve and maintain.

The 1996 Stock Option Plan includes a strategic feature that enhances executive stock ownership: a provision of the plan provides Reload Stock Options, to be granted only to each executive who, upon exercising Incentive Stock Options, purchased and held shares. The Reload Stock Option is exercisable if the underlying shares from the Incentive Stock Option exercise are held for a minimum of three years.

Compensation Deferral Opportunities
-----------------------------------

Mead maintains the Executive Capital Accumulation Plan (the "ExCAP") to provide executives with the opportunity to elect deferrals of earned compensation: base salary, annual incentive payout and long-term incentive payout (cash portions only). In addition, the plan provides for 401(k) contributions above the qualified plan limit to be placed in the same non-qualified account, along with a company match that is determined by the 401(k) formula.

Funds deferred are credited at a rate set by one of several market-driven investment indices offered by the company. Payment of those amounts deferred commence in accordance with the executive's deferral election, and generally start at retirement or termination, or on a fixed date.

For 1999, all named executives elected to participate through compensation deferrals and/or the 401(k) Top-Up. In addition, the Board of Directors mandated that all of Mr. Tatar's annual incentive payout and a portion of his long-term incentive payout be deferred until retirement in order to plan for the maximum tax deduction in 1999.

Deductibility of Executive Compensation
---------------------------------------

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation over one million dollars paid to a company's Chief Executive Officer and to the four other most highly compensated executive officers. For 1999, Mr. Tatar's compensation would normally have exceeded one million dollars. To manage executive compensation in the best interests of the company's shareowners, the Compensation Committee recommended and the Board of Directors approved a mandatory deferral of a portion of Mr. Tatar's long-term incentive payment and all the annual incentive payment to avoid 1999 compensation levels that would place Mr. Tatar over the
Section 162(m) limit.

Summary
-------

The Mead compensation program delivered as the mix of compensation elements (base pay, annual incentives, long-term incentives and deferral opportunities) is an effective tool in supporting executive excellence. Mead's operating financial results increased in 1999 from the levels of 1998, but at a rate lower than that of the FP Peers, producing a decrease in annual incentive payments. From a long-term perspective, Mead's share price increase produced a total shareholder return that significantly exceeded the industry average and long-term incentive payments exceeded the level of last year.

The Compensation Committee remains confident these elements of the executive compensation program are key in rewarding executives who contribute to the success of the company and in the demonstrated increase in shareholder value.

                    Compensation Committee members:
                    John G. Breen (chair)
                    Susan J. Kropf
                    Charles S. Mechem, Jr.
                    Heidi G. Miller
                    Lee J. Styslinger, Jr.
                    J. Lawrence Wilson

                    Jerome F. Tatar (ex-officio, nonvoting member)

Compensation Tables
-------------------

The compensation for services performed during the fiscal years ended December 31, 1997, 1998 and 1999 for Mr. Tatar and each of the other four most highly compensated executive officers and Mr. Graber (who retired effective December 1, 1999) is as follows. No stock appreciation rights were issued to the named executives during 1997-1999.

                          SUMMARY COMPENSATION TABLE

                                                                           Long-Term Compensation
                                                                  --------------------------------------------------------------
           Annual Compensation                                             Awards           Payouts
------------------------------------------------------------      --------------------------------------------------------------
                                                   Other
Name                                               Annual            Restricted     Securities                     All Other
and                                                Compen-           Stock          Underlying      LTIP           Compen-
Principal                                          sation            Award(s)       Options/        Payouts/(6)/   sation/(7)/
Position      Year   Salary($)     Bonus($)/(1)/   ($)/(2)/          ($)/(3)/       SARs(#)/(4)(5)/    ($)          ($)
--------      ----   ---------     -------------  ---------          ---------      --------------- ------------   -----------
Jerome F.     1999   $762,508       $550,000      $ 55,118           $150,000           139,474     $1,093,600       $  63,026
Tatar,        1998    700,008        625,000        18,631            144,900           150,000              0          43,211
Chairman,     1997    499,174        382,100        14,192                  0           146,300              0          27,995
President
and CEO

Raymond       1999   $407,508       $205,000      $121,311           $234,050            58,678    $   234,050       $  30,253
W. Lane,      1998    381,940        240,000        30,116             62,200            41,000              0          22,906
Exec. VP      1997    349,800        212,200        16,028                  0            50,000              0          18,630

Eli M.        1999   $400,284       $230,000      $211,676           $117,025            61,760    $   351,075      $   32,962
Karter,       1998    378,396        240,000        66,973             62,200            41,800              0          25,076
Exec. VP      1997    359,024        201,800        71,444                  0            59,570              0          21,159

Wallace O.    1999   $278,598       $115,000      $472,508          $ 262,600            33,100    $         0      $   25,055
Nugent,       1998    262,346        132,000       130,199             42,000            18,000              0          18,348
VP,           1997    246,588        114,400        88,872                  0            30,060              0          12,146
Purchasing &
Logistics

A. Robert     1999   $237,136       $120,000      $125,786          $  65,650            25,000    $   196,950      $   16,419
Rosenberger,  1998    218,688        140,000        49,194             42,000            22,000              0          11,212
VP, HR        1997    179,444        118,100         6,000                  0             5,000              0          10,742

William R.    1999   $317,537       $155,000      $228,042       $          0            55,380    $   369,500      $2,851,902
Graber,       1998    317,373        180,000        89,507             42,800            25,000              0          19,770
Retired       1997    277,710        141,800        30,466                  0            32,262              0          16,538
VP/CFO/(8)/

_______________________
(footnotes on following page)

(1) Bonuses are earned in the year specified and paid in the following year. Except as otherwise noted, cash bonuses for 1999 consist of payments under the Corporate Annual Incentive Plan. Mr. Tatar deferred receipt of the award until after the completion of his Mead employment service.

(2) Consists solely of interest on deferred compensation in excess of the applicable federal rate. Mead owns life insurance on the lives of employees participating in this deferred compensation program which supports the interest rates used.

(3) Dividends are paid on Restricted Stock in the same manner and amount as paid on Mead's common shares.

(4) Includes "reload options" granted for ISO exercises and stock held in 1997, 1998 or 1999, if any.

(5) Numbers adjusted to give retroactive effect resulting from a two-for-one stock split distributed December 1, 1997.

(6) The LTIP is a performance unit plan based on Total Shareholder Return versus the Total Shareholder Return of the S&P 500 Index and Mead's ranking within the selected Forest Products peer group. The performance period included 1998 and 1999. The payout for the performance period was made in February 2000, was delivered as 50% restricted stock and 50% cash to Mr. Lane; 25% restricted stock, 52.5% deferred to the ExCAP and 22.5% cash to Mr. Karter; 100% restricted stock to Mr. Nugent; 25% restricted stock, 37.5% to the ExCAP and 37.5% cash to Mr. Rosenberger; and 100% cash to Mr. Graber. (See Report on Compensation Committee on Executive Compensation as to Mr. Tatar). Restricted stock payouts are reported under "Restricted Stock Award(s)" and carry a restriction period of six months. Shares awarded: Mr. Tatar - 4,781; Mr. Lane - 7,460; Mr. Karter - 3,730; Mr. Nugent - 8,370; and, Mr. Rosenberger - 2,092, based on the fair market value, composite index, on the date of the award.

(7) Amounts consist solely of executive life insurance premiums paid by Mead and matching contributions by Mead to qualified and non-qualified savings plans other than to Mr. Graber. Includes $2,827,159 lump sum amount paid, payable or accrued in 1999 under the retirement, excess and supplemental retirement plans for Mr. Graber.

(8) Mr. Graber retired as Vice President and Chief Financial Officer effective December 1, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about option grants during the fiscal year ended December 31, 1999. No stock appreciation rights were granted in 1999.

Individual Grants
--------------------------------------------------------------------
                                            Percent of                                            Potential
                           Number of        Total                                                 Realizable Value at
                           Securities       Options/                                              Assumed Annual
                           Underlying       SARs                                                  Rates of Stock Price
                           Options/         Granted to     Exercise                               Appreciation
                           SARs             Employees      or Base        Expira-                 for Option Term/(2)/
                                                                                           ----------------------------------
                           Granted          in Fiscal      Price          tion
Name                       (#)/(1)/         Year           ($/Sh)         Date             0% ($)        5% ($)       10% ($)
----                       ---------------  ----------     -----------    -------------    ------        ------       -------
Jerome F. Tatar                    139,474        7.16%       $29.8125          2/24/09        $0      $2,614,987   $6,626,891
Raymond W. Lane                     55,000        2.82%        29.8125          2/24/09         0       1,031,191    2,613,240
                                     3,678         .19%        35.7188         10/29/09         0          82,620      209,376
Eli M. Karter                       50,000        2.56%        29.8125          2/24/09         0         937,446    2,375,672
                                    11,760         .60%        41.5625          6/24/09         0         307,388      778,981
Wallace O. Nugent                   26,800        1.38%        29.8125          2/24/09         0         502,471    1,273,360
                                     6,300         .32%        41.5625          6/24/09         0         164,672      417,312
A. Robert Rosenberger               25,000        1.28%        29.8125          2/24/09         0         468,723    1,187,836
William R. Graber                   40,000        2.05%        29.8125          2/24/09         0         749,957    1,900,538
                                     3,460         .18%        41.5625          6/24/09         0          90,439      229,190
                                    11,920         .61%        35.7188         10/29/09         0         267,763      678,565
--------------------------------------------------------------------------------------------------------------------
                                                                              0%/(3)/       5%/(3)/         10%/(3)/
                                                                              -------       -------         --------

                  Assumed Stock Price                                         $29.8125      $48.56          $77.33
                  Market Value of All Shareholdings                           $3.06 billion $4.98 billion   $7.93 billion
                  Named Executives Percentage                                                0.38%           0.38%

_______________
(1) Options are granted with terms of ten years and may be exercised beginning one year or up to three years after date of grant, depending on the terms of the option. Limited Rights (described on page 24) have been granted to each of the named executive officers in an amount equal to the stock options granted. The holders of stock options may under certain conditions pay minimum withholding taxes due upon the exercise of stock options using shares previously owned. Also, reload option rights were included with the grant of incentive stock options (3,354 shares were granted to each named executive officer as an incentive stock option in 1999). Reload options state the option price for the reload is the fair market value as of the date of exercise (not grant) of the original option. Reload options are not exercisable unless the shares purchased upon exercise of the original option are owned for at least three years.

(2) The dollar amounts under the 5% and 10% columns are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Mead's stock.

(3) At an assumed 5% stock price appreciation over a ten-year period, Mead's stock price would increase from $29.8125 per share (the market price on the grant date) to $48.56 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase from $3.06 billion to $4.98 billion. At an assumed 10% stock price appreciation over a ten-year period, Mead's stock price would increase from $29.8125 per share to $77.33 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase to $7.93 billion. The named executives would receive 0.38% of any such increase in market value.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

The following table shows information about stock option exercises during 1999 and unexercised stock options at year end 1999 for the named executive officers and Mr. Graber. No stock appreciation rights were granted or exercised in 1999.

                                                                    Number of
                                                                    Securities               Value of
                                                                    Underlying               Unexercised
                                                                    Unexercised              In-the-Money
                                                                    Options/SARs at          Options/SARs at
                                                                    FY-End (#)               FY-End ($)/(2)/
                      Shares
                      Acquired                                      Exercisable/             Exercisable/
Name                  on Exercise(#)      Value Realized ($)/(1)/   Unexercisable            Unexercisable
----                  --------------      -----------------------   -------------            -------------
Jerome F. Tatar            4474             $28,940.96              443,558/145,774      $5,998,681/1,950,909
                           5460             106,811.25
                           3678              39,308.63
Raymond W. Lane            3678              21,838.13               197,722/58,678         2,997,853/763,095
                            500              10,250.00
                           8240             166,860.00
                           1000              21,625.00
                           8000             172,500.00
                           5460             110,565.00
Eli M. Karter              6300             145,884.69               204,096/76,130         3,126,893/859,882
                           5460             127,457.15
                           5770             117,563.75
                           6000             122,625.00
                           6404             134,946.07
Wallace O. Nugent          6300             134,662.50               147,900/39,160         2,768,132/442,923
                           4800              42,000.00
                           3000              24,375.00
                           1000               8,468.80
                           6700             148,656.25
A. Robert Rosenberger       -0-                    -0-                45,300/25,000           603,367/334,375
William R. Graber          4474              48,235.09               114,480/57,642         1,688,439/655,097
                           3678              21,838.13
                           3460              80,769.55
                           3768              24,845.06
                           4904             100,225.50
                            500              10,281.25
                           4596              93,930.75

________________

(1) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the date of exercise and the exercise price of the stock option.

(2) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the last trading day of 1999 and the exercise price of the stock option.

                      LONG-TERM INCENTIVE PLANS - AWARDS
                              IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about the LTIP plan eligibility for the performance period that commenced in 1999.

                                           Performance or
                        Number of           Other Period                     Estimated Future Payouts
                         Shares,               Until                              Under Non-Stock
                        Units or           Maturation/(1)/                      Price - Based Plans
                                                                        -----------------------------------
Name                 Other Rights(#)          or Payout                 Threshold($)  Target($)  Maximum($)
----                 ---------------      ------------------            ------------  ---------  ----------
Jerome F. Tatar           834,700         1/1/99 to 12/31/00                  $0       $834,700  $1,669,400
Raymond W. Lane           316,800         1/1/99 to 12/31/00                   0        316,800     633,600
Eli M. Karter             316,800         1/1/99 to 12/31/00                   0        316,800     633,600
Wallace O. Nugent         178,300         1/1/99 to 12/31/00                   0        178,300     356,600
A. Robert Rosenberger     178,300         1/1/99 to 12/31/00                   0        178,300     356,600

________________

(1) Plan based on Mead's two-year Total Shareholder Return (share price growth plus dividends reinvested) versus the Total Shareholder Return - TSR - of the S&P 500 Index and Mead's TSR ranking within the selected Forest Products peer group. The TSR performance period is from December 31, 1998 to December 31, 2000.

                               PERFORMANCE GRAPH


The following performance graph compares Mead's cumulative total shareholder return over a five year period, assuming $100 invested at December 31, 1994 in Mead common stock, in the S&P 500 Index, in the S&P Paper and Forest Products Composite Index and in the S&P Basic Materials Index. The information on these indices have been provided by Standard & Poor's Corporation. Shareholder return is based on increases in share price and dividends paid, assuming reinvestment of dividends.


                             THE MEAD CORPORATION
                      CUMULATIVE TOTAL RETURN: 1994-1999

                             [GRAPH APPEARS HERE]

     Measurement Period
     (Fiscal Year Covered)  Mead Corporation  S&P 500 Index  S&P Paper & F.P.   S&P Basic Materials
     Measurement Pd -

     FYE 12/31/94                 100.00           100.00          100.00              100.00
     FYE 12/31/95                 109.59           137.58          110.10              124.49
     FYE 12/31/96                 124.55           169.17          121.79              144.06
     FYE 12/31/97                 122.32           225.60          130.59              157.13
     FYE 12/31/98                 130.71           290.08          133.18              147.53
     FYE 12/31/99                 197.24           351.12          186.22              186.42

                                                    YEAR

                             1994       1995       1996       1997       1998        1999
     Mead                   100.00     109.59     124.55     122.32     130.71      197.24
     S&P 500                100.00     137.58     169.17     225.60     290.08      351.12
     S&P Paper & F.P.       100.00     110.10     121.79     130.59     133.18      186.22
     S&P Basic Materials    100.00     124.49     144.06     157.13     147.53      186.42

Assumes $100 invested on December 31, 1994 in Mead common stock, S&P index, S&P Paper and Forest Products Index, and S&P Basic Materials Index. Assumes reinvestment of dividends.

Retirement Plans
All salaried employees of Mead are participants in Mead's non-contributory retirement plan which provides retirement income based upon years of employment and average annual earnings for the five highest years during the last eleven years of employment. Benefits under the retirement plan become vested after five years. The table below sets forth the approximate annual benefits payable under the plan's formula at normal retirement date (age 65) on a straight life annuity basis without regard to optional forms of payment:

                               Years of Service
                               ----------------

Remuneration     5         15          20         25          30          35
------------  --------  ---------   ---------  ---------   ---------   ---------
   125,000      7,500     26,250      35,625     45,000      54,375      63,750
   175,000     10,500     36,750      49,875     63,000      76,125      89,250
   225,000     13,500     47,250      64,125     81,000      97,875     114,750
   300,000     18,000     63,000      85,500    108,000     130,500     153,000
   500,000     30,000    105,000     142,500    180,000     217,500     255,000
   700,000     42,000    147,000     199,500    252,000     304,500     357,000
   900,000     54,000    189,000     256,500    324,000     391,500     459,000
 1,100,000     66,000    231,000     313,500    396,000     478,500     561,000

The named executives have the years of credited service indicated: Mr. Tatar, 25; Mr. Karter, 17; Mr. Lane, 24; Mr. Nugent, 31; Mr. Rosenberger, 25; Mr. Graber, 6. Earnings used for calculation of retirement income for the named executives are salary, bonus and incentive compensation (other than long-term incentive payments) paid as described in the Summary Compensation Table. The benefits payable under Mead's plan are reduced by one-half of the primary Social Security benefit.

Under the Employee Retirement Income Security Act, an individual's normal annual benefit from a qualified retirement plan such as Mead's may not exceed specified limits. To the extent that the amounts calculated under Mead's non-contributory retirement plan exceed the limits, Mead pays the excess under an unfunded excess benefit plan.

Mead also maintains an unfunded supplemental retirement plan for senior level management personnel who become eligible to participate in the plan after they have completed three years of employment in a qualified job classification. The plan provides annual retirement benefits of 55% of a participant's final average earnings (earnings include bonuses and incentive compensation other than long-term incentive payments, but may not exceed two times base compensation for any year) for the three highest years during the last eleven years of employment, less benefits received from other pension plans of Mead and from pension plans of previous employers. Benefits are also reduced by one-half of a participant's primary Social Security benefit. A participant may receive full benefits under this plan after he attains age 62. Messrs. Tatar, Karter, Lane and Nugent have completed three years of employment in a qualified job classification and are currently eligible to participate in this plan.

The approximate annual benefits, on a straight life annuity basis, payable to the named executive officers under the retirement plan, the excess and supplemental retirement plans, based on compensation levels to date and assuming retirement at age 62, calculated prior to the offsets described above, are as follows: Mr. Tatar, $589,232; Mr. Karter, $314,218; Mr. Lane, $321,094; Mr.
Nugent, $223,059; and, Mr. Rosenberger, $167,499.

The lump sum amount paid, payable or accrued in 1999 under the retirement plan, the excess and supplemental retirement plans for William R. Graber was $2,827,159.

Benefit Trust
A Benefit Trust has been established to preserve the benefits earned under Mead's unfunded supplemental retirement plan, incentive compensation election plan, the 1985 supplement to incentive compensation election plan, the LTIP, the deferred compensation plan for directors, the 1985 supplement to deferred compensation plan for directors, the former directors retirement plan, the excess earnings benefit plan, the directors capital accumulation plan, the executive capital accumulation plan, and the Section 415 excess benefit plan in the event of a change in control. Upon the occurrence of any potential change in control, as defined in the Benefit Trust, Mead will be obligated to contribute an amount of cash and other property to the Benefit Trust which is intended to be sufficient to pay, in accordance with the terms of the plans, the benefits authorized under the plans and certain related expenses. If the funds in the Benefit Trust are insufficient for any reason to pay amounts due under the plans, Mead will remain obligated to pay any deficiency.

Termination Arrangements
General Severance Program. Mead has a company-wide severance program for its salaried employees who are involuntarily terminated. The basic program provides severance pay in a lump sum equal to one week's salary for each full year of service plus an additional week for each $20,000 of base salary (or increment) subject to enhancement following a change in control. Medical, dental and life insurance coverages will be provided for a period of time equal to the number of weeks of severance, provided certain conditions are met. The maximum period for severance pay, depending on the salary level of the employee, will be limited to either 52 or 26 weeks. Based on current compensation, if the individuals named in the Summary Compensation Table had been terminated on December 31, 1999, the amounts payable to each of them would have been as follows: Mr. Tatar, $775,008; Mr. Karter, $298,153; Mr. Lane, $356,192; Mr. Nugent, $257,953; and, Mr.
Rosenberger, $175,384.

Severance Agreements. Mead has in place severance agreements with executive officers and other key executives. The severance agreements provide for the payment of certain benefits to a key executive (in lieu of amounts payable under the general severance program) if employment is terminated by Mead other than for "cause," or on account of death, disability or normal retirement, within two years after a "change in control" of Mead, or if employment is terminated by the key executive for "good reason" within the period, as such terms are defined in the severance agreements. In general, under such circumstances, the key executive is entitled to a cash payment of two times the sum of (i) the key executive's then current annual base salary, and (ii) the greater of the key executive's current target incentive under Mead's incentive plans or the most recent annual award under the plans. Based on levels of compensation as of December 31,

1999, if the individuals named in the Summary Compensation Table had been terminated on such date, the amounts payable to each of them would have been as follows: Mr. Tatar, $4,844,416; Mr. Karter, $2,056,000; Mr. Lane, $2,063,200;
Mr. Nugent, $1,278,800; and, Mr. Rosenberger, $1,175,600.

The severance agreements also provide for (i) the cancellation of all outstanding stock options granted to the key executive under any stock option plan of Mead in consideration for a cash or stock payment equal to the number of shares covered by the option multiplied by the difference between the exercise price per share and the higher of (a) the reported closing price per share on the date of the key executive's termination or (b) the highest price paid per share in connection with any change in control; (ii) a continuation of benefits under Mead's life insurance, medical and dental plans (or substantially similar benefits); and (iii) out placement counseling. If the aggregate severance benefits to any executive would be subject to an excise tax under the Internal Revenue Code, the actual benefits will be reduced to the extent necessary to avoid the imposition of the excise tax.

Limited Stock Appreciation Rights
Mead's stock option plans authorize the Compensation Committee to grant limited rights with respect to all or any portion of the shares covered by options. The Committee may grant limited rights simultaneously with the grant of an option or at any time during their respective terms. Limited rights have been granted to all named executive officers in an amount equal to stock options granted. In general, limited rights are exercisable only after certain events which constitute a change in control of Mead. Upon the exercise of a limited right, an optionee will receive an amount in cash or stock equal to the difference between
(1) the exercise price per share of the option to which the limited right relates, and (2) a price which in general represents the value placed upon a common share in the change in control situation. When limited rights are exercised, the options to which they relate will cease to be exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons after inquiry, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 1999.

Compensation Committee Interlocks and Insider Participation
The members of the Board's Compensation Committee until April 27, 2000 are Messrs. Breen, Mechem, Styslinger, Wilson, Ms. Kropf and Ms. Miller. The members of the Compensation Committee from and after April 27, 2000 will be Messrs. Breen, Mechem, Styslinger, Ms. Kropf and Ms. Miller. In addition, Mr. Tatar, Mead's Chairman, Chief Executive Officer and President, is an ex-officio nonvoting member of the Board's standing committees, including the Compensation Committee (although Mr. Tatar did not participate in any Compensation Committee discussions regarding his compensation). A. Robert Rosenberger, Mead's Vice

President, Human Resources, is the nonvoting Secretary of the Committee, but is not a member of the Committee.

Except as described above, none of the members of the Compensation Committee are or were an officer or employee of Mead, or have any relationship requiring disclosure under the federal securities rules.

Other Business
The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

Independent Public Accountants
The independent certified public accounting firm of Deloitte & Touche LLP has been appointed by the Board of Directors to serve as independent public accountants for Mead and its subsidiaries for the fiscal year ending December 31, 2000. Deloitte & Touche LLP served in such capacity for the fiscal year ended December 31, 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Shareholder Proposals
Any proposal by a shareholder intended for inclusion in Mead's proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders must be received by Mead on or before November 15, 2000 in order to be eligible for such inclusion. The date after which notice of a shareholder proposal submitted outside the process of Rule 14a-8 is considered untimely is January 29, 2001. Notices must be received by Mead at Courthouse Plaza, Northeast, Dayton, Ohio 45463, Attention: Sue K. McDonnell, Secretary.

Solicitation of Proxies
The entire cost of solicitation will be paid by Mead. In addition to the use of the mails, proxy solicitations may be made by officers and employees of Mead, personally or by telephone, telegram, or electronically. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Mead has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, for which Mead will pay an estimated $14,000. In addition, Mead will reimburse Georgeson Shareholder Communications, Inc., banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The approximate number of shareholders both direct and beneficial, as of the record date, was 53,412.

By order of the Board of Directors
Jerome F. Tatar
Chairman of the Board


Printed on [50# New Era Matte]

ME252B                            DETACH HERE
-------------------------------------------------------------------------------
                       CONFIDENTIAL VOTING INSTRUCTIONS
               TO: FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE
                          UNDER THE MEAD 401(k) PLAN

                Annual Meeting of Shareholders: April 27, 2000

     As a participant in the Mead 401(k) Plan, I hereby instruct the Trustee to vote (in person or by proxy) all Common Shares of THE MEAD CORPORATION which are credited to my account at the Annual Meeting of Mead to be held at the Frederick
C. Smith Auditorium, Building 12, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 27, 2000, at 11:00 a.m. and at any and all adjournments thereof, on the matters set forth herein, and, in the Trustee's discretion, on such other business as may properly come before the meeting.

     THIS DIRECTION IS BEING SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE MEAD 401(k) PLAN. THIS DIRECTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO INSTRUCTION IS INDICATED, THE TRUSTEE SHALL VOTE SUCH WHOLE SHARES IN THE SAME PORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED FROM OTHER PARTICIPANTS IN SUCH PLAN.

-----------  (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)  -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                           Please note new location:
                           ------------------------

                    The 2000 Annual Meeting of Shareholders
                       Thursday, April 27, 2000 at 11:00 a.m.
        Sinclair Community College, F. C. Smith Auditorium, Building 12
                                 Dayton, Ohio

You may vote your proxy by returning the attached card in the enclosed envelope or by telephone.

You need the Control Number printed on the proxy card if you vote by telephone.

Call TOLL FREE 1-877-779-8683 - 24 hours a day - 7 days a week to vote by telephone.

















-------------------------------------------------------------------------------
   If you use the telephone to vote your proxy, do not mail back your proxy.
-------------------------------------------------------------------------------

ME252A                            DETACH HERE
-------------------------------------------------------------------------------

        Please mark
  [X]   votes as in
        this example

--------------------------------------------------------
The Board recommends a vote FOR the following proposal.
--------------------------------------------------------

1.   Election of Directors to serve until the Annual Meeting in the year 2001.

     Nominees: (01) John G. Breen, (02) Duane E. Collins, (03) William E. Hoglund, (04) James G. Kaiser, (05) Robert J. Kohlhepp, (06) John A. Krol,
     (07) Susan J. Kropf, (08) Charles S. Mechem, Jr., (09) Heidi G. Miller,
     (10) Lee J. Styslinger, Jr., (11) Jerome F. Tatar and (12) J. Lawrence Wilson.

                  FOR                              WITHHELD
                  ALL  [_]                    [_]  FROM ALL


[_] ---------------------------------------
    For all nominees except as noted above

                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

                                MARK HERE FOR ADDRESS CHANGE AND INDICATE
                                NEW ADDRESS AT LEFT                         [_]

                                Receipt is acknowledged of Notice of the Annual Meeting and Proxy Statement.

                                Shareholders should mark, date this proxy and sign exactly as name(s) appears hereon and return in the enclosed envelope. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.





Signature:________________ Date:_________ Signature:______________ Date:________

MED51B                            DETACH HERE
-------------------------------------------------------------------------------
                             THE MEAD CORPORATION

                Annual Meeting of Shareholders, April 27, 2000

         The undersigned holder(s) of Common Shares of THE MEAD CORPORATION, an Ohio corporation (hereinafter referred to as the "Company"), hereby appoints Sue
K. McDonnell, Charles S. Mechem, Jr. and Jerome F. Tatar, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares of the undersigned entitled to vote at the Annual Meeting of the Company to be held at the Frederick C. Smith Auditorium, Building 12, Sinclair Community College, 444 West Third Street, Dayton, Ohio on Thursday, April 27, 2000 at 11:00 a.m. and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS. IN THE EVENT OF CUMULATIVE VOTING FOR DIRECTORS, EXCEPT AS OTHERWISE INDICATED BY THE UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED HEREIN WILL GIVE THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE PROXYHOLDERS DETERMINE.

-------------                                                      -------------
 SEE REVERSE (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE) SEE REVERSE
    SIDE                                                                SIDE
-------------                                                      -------------

                           Please note new location:
                           -------------------------

                    The 2000 Annual Meeting of Shareholders
                    Thursday, April 27, 2000 at 11:00 a.m.
        Sinclair Community College, F. C. Smith Auditorium, Building 12
                                 Dayton, Ohio

You may vote your proxy by returning the attached card in the enclosed envelope or by telephone.

You need the Control Number printed on the proxy card if you vote by telephone.

Call TOLL FREE 1-877-779-8683 - 24 hours a day - 7 days a week to vote by telephone.
-----------------------------------------------------------------------------
   If you use the telephone to vote your proxy, do not mail back your proxy
-----------------------------------------------------------------------------

MED51A                       DETACH HERE
-----------------------------------------------------------------------------


        Please mark
  [X]   votes as in
        this example


-----------------------------------------------------------
The Board recommends a vote FOR the following proposal.
-----------------------------------------------------------


1.   Election of Directors to serve until the Annual Meeting in the year 2001.

     Nominees: (01) John G. Breen, (02) Duane E. Collins, (03) William E. Hoglund, (04) James G. Kaiser, (05) Robert J. Kohlhepp, (06) John A. Krol,
     (07) Susan J. Kropf, (08) Charles S. Mechem, Jr., (09) Heidi G. Miller,
     (10) Lee J. Styslinger, Jr., (11) Jerome F. Tatar and (12) J. Lawrence Wilson.


              FOR                 WITHHELD
              ALL  [_]      [_]   FROM ALL



  [_]     ___________________________________________
          For all nominees except as noted above



                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [_]


                              MARK HERE FOR ADDRESS CHANGE AND INDICATE
                              NEW ADDRESS AT LEFT                          [_]



                              Receipt is acknowledged of Notice of the Annual Meeting and Proxy Statement.

                              Shareholders should mark, date this proxy and sign exactly as name(s) appears hereon and return in the enclosed envelope. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.



Signature:__________________ Date:_____  Signature:_________________ Date:______